UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 2, 2022

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue
Dubuque,	Iowa	52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

b) Officer Resignation

On February 2, 2022, Heartland Financial USA, Inc. (NASDAQ: HTLF) announced that Daniel C. Stevens has decided to retire as an executive officer and employee of HTLF effective March 21, 2022. Mr. Stevens has served as an officer of HTLF since 2019, most recently serving as Executive Vice President & Chief Operating Officer for HTLF.

(c) Officer Appointment

On February 2, 2022, Heartland Financial USA, Inc. (NASDAQ: HTLF) announced that Mark A. Frank has been appointed to the position of Executive Vice President & Chief Operating Officer, replacing Daniel C. Stevens. Mr. Frank has over 35 years of banking experience and served as an officer of HTLF since 2019, most recently serving as a Senior Vice President & Regional Operations Officer for HTLF. Mr. Frank joined HTLF after a 16-year career at CoBiz Financial, where he last served as an Executive Vice President overseeing operations and multiple customer delivery channels.

104    The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2022	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer